Exhibit 1.1

$500,000,000

LADDER CAPITAL FINANCE HOLDINGS LLLP

LADDER CAPITAL FINANCE CORPORATION

5.500% Senior Notes due 2030

Underwriting Agreement

June 24, 2025

BofA Securities, Inc.

J.P. Morgan Securities LLC

SG Americas Securities, LLC

Wells Fargo Securities, LLC

As Representatives of the several Underwriters listed in Schedule 1 hereto

c/o BofA Securities, Inc.

One Bryant Park

New York, NY 10036

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

c/o SG Americas Securities, LLC

245 Park Avenue

New York, NY 10167

c/o Wells Fargo Securities, LLC

550 South Tryon St., 5th Floor

Charlotte, NC 28202

Ladies and Gentlemen:

Ladder Capital Finance Holdings LLLP, a Delaware limited liability limited partnership (the “Company”), and Ladder Capital Finance Corporation, a Delaware corporation and wholly owned subsidiary of the Company (the “Co-Issuer” and, together with the Company, the “Issuers”), jointly and severally, propose to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), $500,000,000 principal amount of their 5.500% Senior Notes due 2030 (the “Securities”). The Securities will be issued pursuant to an Indenture dated as of June 23, 2025 (the “Base Indenture”), among the Issuers, Ladder Capital Corp, a Delaware corporation and the direct and indirect parent of the Company and the Co-Issuer, respectively, as guarantor (the “Guarantor” and, together with the Issuers, the “Ladder Parties”), and Wilmington Trust, National Association, as trustee (the “Trustee”), as amended by a Supplemental Indenture to be dated as of July 3, 2025 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”).

The Ladder Parties hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1.              Registration Statement. The Ladder Parties have prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File Nos. 333-288227, 333-288227-01 and 333-288227-02), including a prospectus, relating to the Securities. Such registration statement, as amended as of the Time of Sale (as defined below), including the information, if any, deemed pursuant to Rule 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement;” and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before it becomes effective, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. Any reference in this agreement (this “Agreement”) to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to 2:42 PM, New York City time, on June 24, 2025, the time when sales of the Securities were first made (the “Time of Sale”), the Ladder Parties had prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated June 24, 2025 and each “free writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

2.              Purchase and Sale of the Securities.

(a)            The Issuers agree to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Issuers the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 99.133% of the principal amount thereof plus accrued and unpaid interest, if any, from July 3, 2025 to the Closing Date (as defined below). The Issuers will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b)            The Issuers understand that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Time of Sale Information. The Issuers acknowledge and agree that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c)            Payment for and delivery of the Securities will be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP at 10:00 A.M., New York City time, on July 3, 2025, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Issuers may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date.”

(d)            Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Issuers to the Representatives against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Issuers. The Global Note will be made available for inspection by the Representatives not later than 4:00 P.M., New York City time, on the business day prior to the Closing Date.

(e)            The Ladder Parties acknowledge and agree that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Ladder Parties with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Ladder Parties or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Ladder Parties or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Ladder Parties shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Ladder Parties with respect thereto. Any review by the Representatives or any Underwriter of the Ladder Parties, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representatives or such Underwriter, as the case may be, and shall not be on behalf of the Ladder Parties, as the case may be, or any other person.

3.              Representations and Warranties of the Ladder Parties. The Ladder Parties jointly and severally represent and warrant to each Underwriter that:

(a)            Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Ladder Parties make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Ladder Parties in writing by or on behalf of such Underwriter through the Representatives expressly for use in any Preliminary Prospectus.

(b)            Time of Sale Information. The Time of Sale Information, at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Ladder Parties make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Ladder Parties in writing by or on behalf of such Underwriter through the Representatives expressly for use in the Preliminary Prospectus, the Time of Sale Information or the Prospectus. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c)            Issuer Free Writing Prospectus. The Ladder Parties (including their agents and representatives, other than the Underwriters in their capacity as such) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Ladder Parties or their agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex A hereto, including a Pricing Term Sheet substantially in the form of Annex B hereto, which constitute part of the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Ladder Parties make no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Ladder Parties in writing by or on behalf of such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus.

(d)            Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission pursuant to Rule 401(g)(2) under the Securities Act to the use of such registration statement or any post-effective amendment thereto has been received by the Ladder Parties. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Ladder Parties or related to the offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Ladder Parties make no representation or warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Ladder Parties in writing by or on behalf of such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

(e)            Incorporated Documents. The documents incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and did not contain any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)            Financial Statements. The financial statements incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus, together with any related schedules and notes, comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the financial position of the Guarantor and its consolidated subsidiaries as of the dates indicated, and the statements of income and comprehensive income, changes in equity and cash flows of the Guarantor and its consolidated subsidiaries for the periods specified present fairly in all material respects the results of operations of the Guarantor and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”), applied on a consistent basis throughout the periods covered thereby, and the supporting schedules incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information present fairly in all material respects the information required to be stated therein; and the other financial information incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the corporate records of the Guarantor and its consolidated subsidiaries and presents fairly the information shown thereby. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(g)            No Material Adverse Change. Since the date of the most recent financial statements incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus: (i) there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, properties, assets, operations, condition (financial or otherwise) or prospects of the Guarantor and its subsidiaries taken as a whole; (ii) there has not been any transaction entered into that is material to the Guarantor and its subsidiaries taken as a whole, other than transactions in the ordinary course of business and changes and transactions described in the Time of Sale Information, the Registration Statement and the Prospectus; and (iii) neither the Guarantor nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Ladder Parties and their subsidiaries taken as a whole that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(h)            Organization and Good Standing. Each of the Ladder Parties and their respective subsidiaries has been duly organized and is validly existing as a corporation, limited liability company or limited liability limited partnership, as applicable, in good standing under the laws of the jurisdiction of its incorporation, organization or formation with requisite power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to be so qualified, in good standing or have such power or authority would not (A) individually or in the aggregate, have a material adverse effect on the earnings, business, properties, assets, operations, condition (financial or otherwise) or prospects of the Ladder Parties and of their subsidiaries taken as a whole or (B) prevent the consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention described in the foregoing clauses (A) and (B) being referred to as a “Material Adverse Effect”) and the Issuer, Co-Issuer and their respective subsidiaries together are the only subsidiaries, direct or indirect, of the Guarantor. The Ladder Parties and their subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, except where the failure to be so qualified would not individually or in the aggregate, have a Material Adverse Effect.

(i)             Capitalization. The authorized capital stock of the Guarantor is as set forth in or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Guarantor have been duly and validly authorized and issued, are fully paid and non-assessable and are owned, to the extent of the Guarantor’s ownership interest, directly or indirectly by the Guarantor, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer (other than transfer restrictions imposed under applicable securities laws) or any other claim of any third party (collectively, “Liens”), except as otherwise disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus and the documents incorporated by reference therein.

(j)             Due Authorization. Each of the Ladder Parties has the full right, power and authority to execute and deliver this Agreement, the Securities and the Indenture (collectively, the “Transaction Documents”) to which it is a party and to perform its respective obligations hereunder or thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(k)            The Indenture. The Base Indenture has been duly authorized by each of the Ladder Parties and on the Closing Date the Supplemental Indenture will be duly executed and delivered by each of the Ladder Parties and, when duly executed and delivered in accordance with its terms by each of the parties thereto, the Indenture will constitute a valid and legally binding agreement of each of the Ladder Parties enforceable against each of the Ladder Parties in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, fraudulent conveyance, reorganization, moratorium, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles (whether considered in a proceeding in equity or law) relating to enforceability (collectively, the “Enforceability Exceptions”); and on the Closing Date the Indenture will conform in all material respects to the requirements of the Trust Indenture Act.

(l)             Authorization of the Securities. The Securities have been duly authorized by each of the Issuers and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of each of the Issuers enforceable against each of the Issuers in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(m)            Authorization of the Guarantees. The guarantee of the Guarantor of the Securities (the “Guarantee”) has been duly authorized. When the Securities are executed and authenticated and the Guarantee is executed and delivered in accordance with the provisions of the Indenture, the Guarantee will have been duly executed, issued and delivered and will constitute valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(n)            Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by each of the Ladder Parties.

(o)            Descriptions of the Transaction Documents. Each Transaction Document conforms or will conform as of the Closing Date in all material respects to the description thereof contained in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(p)            No Violation or Default. None of the Ladder Parties nor any of their material subsidiaries is or with the giving of notice or lapse of time or both, will be, (i) in violation of its certificate or articles of incorporation, charter, by-laws, certificate of formation, limited liability company agreement, certificate of limited partnership, limited liability limited partnership agreement or other organizational documents, as applicable, (ii) in violation of or in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound, or (iii) in violation of any law, order, rule or regulation judgment, order, writ or decree applicable to the Ladder Parties or any of their subsidiaries of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Ladder Parties or any of their subsidiaries or any of their properties or assets, except in the case of clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

(q)            No Conflicts. The execution, delivery and performance by the Ladder Parties of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities and compliance by each of the Ladder Parties with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, do not and will not (i) violate or conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of any such party or its subsidiaries pursuant to any lease, indenture, mortgage, deed of trust, loan agreement or other contract, agreement, instrument or obligation to which such entity is a party or by which it is bound or to which any of its properties, rights or assets is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of any such entity or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such violation, conflict, breach, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r)             No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by each of the Ladder Parties of each of the Transaction Documents to which it is a party, the issuance and sale of the Securities and compliance by each of the Ladder Parties with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for (i) the registration of the Securities and the Guarantee under the Securities Act, (ii) the qualification of the Indenture under the Trust Indenture Act and (iii) such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters.

(s)            Legal Proceedings. Except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, there is no legal, governmental, administrative or regulatory investigation, action, suit, claim or proceeding pending or, to the actual knowledge of the Ladder Parties, threatened against any of the Ladder Parties or any of its subsidiaries, or to which any property of the Ladder Parties or and of their subsidiaries is, or to the knowledge of the Ladder Parties, would reasonably be expected to be, subject, before any court or regulatory or administrative agency or otherwise which if determined adversely to the Ladder Parties or any of their subsidiaries would, individually or in the aggregate, have a Material Adverse Effect.

(t)             Independent Accountants. Ernst & Young LLP, who has certified certain financial statements of the Guarantor and its subsidiaries, is an independent registered public accounting firm, with respect to the Guarantor and its subsidiaries, as required by the Securities Act and within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(u)            Real and Personal Property. The Ladder Parties and their subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all of the properties and assets that are material to the respective businesses of the Ladder Parties and their subsidiaries, subject to no lien, mortgage, pledge, charge or encumbrance of any kind other than those reflected in such financial statements or described or disclosed in the Registration Statement, the Time of Sale Information and the Prospectus or which (i) do not materially interfere with the use made and proposed to be made of such property by the Ladder Parties and their subsidiaries or (ii) would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(v)            Intellectual Property. Except as would not individually or in the aggregate have a Material Adverse Effect, (i) the Ladder Parties and their subsidiaries own or have the right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) used in the conduct of their respective businesses; (ii) the Ladder Parties and their subsidiaries’ conduct of their respective businesses does not infringe, misappropriate or otherwise violate any Intellectual Property of any person; (iii) the Ladder Parties and their subsidiaries have not received any written notice of any claim relating to Intellectual Property; and (iv) to the actual knowledge of the Ladder Parties, the Intellectual Property of the Ladder Parties and their subsidiaries is not being infringed, misappropriated or otherwise violated by any person.

(w)            [Reserved].

(x)            Investment Company Act. Neither the Ladder Parties nor any of their subsidiaries is or, after giving effect to the offering and sale of the Securities contemplated hereunder and the application of the net proceeds from such sale as described in the Registration Statement, the Time of Sale Information and the Prospectus, will be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(y)            Taxes. The Ladder Parties and their subsidiaries have filed all U.S. federal, state and other tax returns which have been required to be filed and, have paid all taxes indicated by such returns and all assessments received by them or any of them through the date hereof to the extent that such taxes have become due and are not delinquent or being contested in good faith and for which an adequate reserve or accrual has been established in accordance with GAAP, in each case, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(z)             Licenses and Permits. Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Ladder Parties and their subsidiaries (i) hold all licenses, registrations, certificates and permits from governmental authorities (collectively, “Governmental Licenses”) which are necessary to the conduct of their business as described in the Registration Statement, the Time of Sale Information and the Prospectus, and (ii) have not received any written or other notice of proceedings relating to the revocation or modification of any Governmental License.

(aa)          No Labor Disputes. No labor disturbance by or dispute with employees of any of the Ladder Parties or any of their respective subsidiaries exists or, to the actual knowledge of the Ladder Parties, is contemplated or threatened, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(bb)          Compliance with Environmental Laws. Except as disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus, (i) the Ladder Parties and their subsidiaries (x) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (z) have not received written notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants that would, with respect to clause (x), (y) or (z), individually or in the aggregate, have a Material Adverse Effect, and have no actual knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Ladder Parties or their subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, have a Material Adverse Effect; and (iii) except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, (x) there are no proceedings that are pending, or that are known to be contemplated, against any of the Ladder Parties or any of their subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which would not, individually or in the aggregate, have a Material Adverse Effect, (y) the Ladder Parties and their subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants that would, individually or in the aggregate, have a Material Adverse Effect, and (z) none of the Ladder Parties nor their subsidiaries anticipates capital expenditures material to the Ladder Parties and their subsidiaries, taken as a whole, relating to any Environmental Laws.

(cc)          Compliance with ERISA. Except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, (i) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”)) for which the Guarantor or any member of its “Controlled Group” (defined as any organization that is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have liability (each a “Plan”) is in compliance in all material respects with all presently applicable statutes, rules and regulations, including ERISA and the Code; (ii) with respect to each Plan subject to Title IV of ERISA (a) no “reportable event” (as defined in Section 4043 of ERISA) has occurred for which the Guarantor or any member of its Controlled Group would have any liability; and (b) neither the Guarantor nor any member of its Controlled Group has incurred or expects to incur liability under Title IV of ERISA (other than for contributions to the Plan or premiums payable to the Pension Benefit Guaranty Corporation, in each case in the ordinary course and without default); (iii) no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has failed to satisfy the minimum funding standard within the meaning of such sections of the Code or ERISA; and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(dd)          Disclosure Controls and Procedures. The Guarantor has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) that are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Guarantor in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations under the Exchange Act, and that all such information is accumulated and communicated to the Guarantor’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and principal financial officer of the Guarantor required under the Exchange Act with respect to such reports.

(ee)          Accounting Controls. The Guarantor and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto. To the Guarantor’s knowledge, there are no material weaknesses in the internal control over financial reporting of the Guarantor and its subsidiaries, and there has been no change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, their internal control over financial reporting since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus. The Guarantor does not have actual knowledge of any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls over financial reporting of the Guarantor and its subsidiaries.

(ff)          Insurance. The Ladder Parties and their subsidiaries carry, or are covered by, insurance, from insurers of recognized financial responsibility, in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is prudent and customary for companies engaged in similar businesses; neither the Ladder Parties nor any of their subsidiaries have been refused any coverage under insurance policies sought or applied for; and the Ladder Parties and their subsidiaries have no reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their respective businesses at a cost that would not, individually or in the aggregate, have a Material Adverse Effect.

(gg)          No Unlawful Payments. Neither the Ladder Parties nor any of their subsidiaries, nor, to the knowledge of the Ladder Parties, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of any of the Ladder Parties or any of their subsidiaries: (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) has made any direct or indirect unlawful contribution or payment to any official of, or candidate for, or any employee of, any federal, state or foreign office from corporate funds; (iii) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of any provision of the Bribery Act 2010 of the United Kingdom, the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions, the Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations thereunder or any other applicable anti-bribery or anti-corruption laws. The Ladder Parties, their subsidiaries and their affiliates have each conducted their businesses in compliance with all applicable anti-bribery and anti-corruption laws and/or regulations and have instituted and maintain policies and procedures reasonably designed to promote and ensure continued compliance with all applicable anti-bribery and anti-corruption laws and with the representation and warranty contained herein.

(hh)          Compliance with Anti-Money Laundering Laws. The operations of the Ladder Parties and their subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements, including, without limitation, those of Title 18 U.S. Code section 1956 and 1957, the Bank Secrecy Act of 1970, otherwise known as the Currency and Foreign Transactions Reporting Act, as amended, the applicable money laundering statutes of all jurisdictions where the Ladder Parties or any of their subsidiaries conducts business, the applicable rules and regulations thereunder, and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency having jurisdiction over the Ladder Parties or any of their subsidiaries (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Ladder Parties or any of their subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the Ladder Parties’ actual knowledge, threatened.

(ii)            No Conflicts with Sanctions Laws. Neither the Ladder Parties nor any of their subsidiaries, nor to the knowledge of the Ladder Parties, any director, officer, agent, employee, affiliate or representative, of the Ladder Parties or any of their subsidiaries, is currently the subject or the target of any sanctions administered or imposed by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. Department of Commerce, or the U.S. Department of State), the United Nations Security Council, the European Union, His Majesty’s Treasury or any similar sanctions imposed by any governmental body to which the Ladder Parties or any of their subsidiaries is subject (collectively, “Sanctions”), nor is owned or controlled by an individual or entity that is currently the subject or target of any Sanctions, nor is located, organized or resident in a country or territory that is the subject of Sanctions (a “Sanctioned Country”) (including, without limitation, the Crimea region of Ukraine, Cuba, Iran, North Korea, Syria, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic or the non-governmental controlled regions of the Zaporizhzhia and Kherson oblasts of Ukraine); nor is designated as a ‘specially designated national’ or a ‘blocked person’ by the U.S. Government, and the Ladder Parties will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding or facilitation, is the subject of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. Since April 24, 2019, neither the Ladder Parties nor their subsidiaries have knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(jj)            No Restrictions on Subsidiaries. Except as disclosed in the Registration Statement, Time of Sale Information and the Prospectus, no subsidiary of the Ladder Parties is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to any of the Ladder Parties, from making any other distribution on such subsidiary’s capital stock, from repaying to any of the Ladder Parties any loans or advances to such subsidiary from such Ladder Party or from transferring any of such subsidiary’s property or assets to any of the Ladder Parties or any of their subsidiaries, except for any such restrictions that will be permitted by the Indenture or that are permitted by (i) the indenture, dated as of September 25, 2017, among the Company, the Co-Issuer, the guarantors party thereto, and Wilmington Trust, National Association, as trustee, relating to the Issuers’ $400,000,000 5.250% Senior Notes due 2025, as amended or supplemented, (ii)  the indenture, dated January 30, 2020, among the Company, the Co-Issuer, the guarantors party thereto, and Wilmington Trust, National Association, as trustee, relating to the Issuers’ $750,000,000 4.250% Senior Notes due 2027, as amended or supplemented, (iii) the indenture, dated as of June 23, 2021, among the Company, the Co-Issuer, the guarantors party thereto, and Wilmington Trust, National Association, as trustee, relating to the Issuers’ $650,000,000 4.750% Senior Notes due 2029, as amended or supplemented, (iv) the indenture, dated as of July 5, 2024, among the Company, the Co-Issuer, the guarantors party thereto, and Wilmington Trust, National Association, as trustee, relating to the Issuers’ $500,000,000 7.000% Senior Notes due 2031, as amended or supplemented or (v) the agreements governing the Ladder Parties’ existing credit facilities as of the date of this Agreement, as amended or supplemented.

(kk)         No Broker’s Fees. None of the Ladder Parties and none of their subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(ll)           No Registration Rights. No person has the right to require the Ladder Parties or any of their subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.

(mm)       No Stabilization. Neither the Ladder Parties nor, to the Ladder Parties’ actual knowledge, any of their respective affiliates, has taken or may take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Securities.

(nn)          Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Issuers as described in each of the Registration Statement, the Time of Sale Information and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(oo)          Statistical and Market Data. The statistical, industry-related and market-related data included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus are based on or derived from sources which the Ladder Parties reasonably and in good faith believe are reliable and accurate in all material respects, and such data agree with the sources from which they are derived.

(pp)          Regulation Disclosure. The disclosure incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus from the Guarantor’s Annual Report on Form 10-K, filed with the Commission on February 10, 2025, under the heading “Business—Regulation—Regulation as an Investment Adviser” fairly and accurately summarize in all material respects the matters set forth therein.

(qq)          [Reserved].

(rr)            Cybersecurity; Data Protection. The Ladder Parties and their subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are (i) adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Ladder Parties and their subsidiaries as currently conducted, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (ii) to the knowledge of the Ladder Parties, free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Ladder Parties and their subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards designed to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and, to the knowledge of the Ladder Parties, there have been no breaches, violations, outages or unauthorized uses of or accesses to the same, except for those that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, nor any incidents under internal review or investigations relating to the same. Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Ladder Parties and their subsidiaries are presently in compliance with (i) all applicable laws or statutes and (ii) all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations, in the case of each of clause (i) and clause (ii) relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(ss)          Regulatory Approvals. Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Ladder Parties of this Agreement and the consummation of the transactions herein contemplated has been obtained or made and is in full force and effect (except such additional steps as may be necessary to qualify the Securities for offering by the Underwriters under state securities or Blue Sky laws).

(tt)           Sarbanes-Oxley Act. Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and the New York Stock Exchange thereunder (collectively, the “Sarbanes-Oxley Act”) have been applicable to the Guarantor, there is and has been no failure on the part of the Guarantor to comply in all material respects with any provision of the Sarbanes-Oxley Act. The Guarantor has taken all necessary actions to ensure that it is in compliance with all provisions of the Sarbanes-Oxley Act that are in effect and with which it is required to comply (including Section 402 related to loans) as of the date hereof and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect or which will become applicable to it. As of the date of hereof, there were no outstanding personal loans made, directly or indirectly, by the Ladder Parties to any of their respective directors or executive officers.

(uu)          Status under the Securities Act. The Guarantor is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined in Rule 405 under the Securities Act, in each case at the times specified in Rule 405 under the Securities Act in connection with the offering of the Securities.

(vv)          Qualification as a REIT. The Guarantor made a timely election to be subject to tax as a real estate investment trust (“REIT”) pursuant to Sections 856 through 860 of the Code for its taxable year ending December 31, 2015, and such election has at all times remained in effect. Commencing with its taxable year ending December 31, 2015, the Guarantor has been organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and the Guarantor’s method of operation as set forth in the Registration Statement, the Time of Sale Information and the Prospectus will enable it to meet the requirements for qualification and taxation as a REIT under Code.

(ww)        Organization and Method of Operation as a REIT. The description of the Guarantor’s organization and method of operation and its qualification and taxation as a REIT set forth in the Registration Statement, the Time of Sale Information and the Prospectus is accurate and presents fairly the matters referred to therein; the Guarantor’s operating policies, investment guidelines and operating policies described in the Registration Statement, the Time of Sale Information and the Prospectus accurately reflect in all material respects the current intentions of the Guarantor with respect to the operation of its business, and no material deviation from such guidelines or policies is currently contemplated.

(xx)           No Transfer Taxes. There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement.

4.              Further Agreements of the Ladder Parties. The Ladder Parties jointly and severally covenant and agree with each Underwriter that:

(a)            Required Filings. The Ladder Parties will file the Prospectus with the Commission within the time periods specified by Rule 424(b) containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule  430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the Pricing Term Sheet referred to in Annex B hereto) to the extent required by Rule 433 under the Securities Act; and the Ladder Parties will file promptly all reports and any definitive proxy or information statements required to be filed by the Ladder Parties with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities and will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request. The Ladder Parties will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b)            Delivery of Copies. The Ladder Parties will deliver, without charge, (i) to each of the Representatives, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto) and each Issuer Free Writing Prospectus as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c)            Amendments or Supplements; Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, during the Prospectus Delivery Period, the Ladder Parties will furnish to each of the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which any of the Representatives reasonably objects.

(d)            Notice to the Representatives. The Ladder Parties will advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Prospectus, any Time of Sale Information or any Issuer Free Writing Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, any of the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Ladder Parties of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Ladder Parties of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Ladder Parties will use their reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Time of Sale Information, Issuer Free Writing Prospectus or the Prospectus, or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)            Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Time of Sale Information to comply with law, the Ladder Parties will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters, such amendments or supplements to any of the Time of Sale Information, or any document to be filed with the Commission and incorporated by reference therein, as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented, including any such document to be incorporated by reference therein, will not, in light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with law.

(f)             Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Ladder Parties will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters, such amendments or supplements to the Prospectus, or any document to be filed with the Commission and incorporated by reference therein, as may be necessary so that the statements in the Prospectus as so amended or supplemented, including any such document to be incorporated by reference therein, will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(g)            Blue Sky Compliance. The Issuers will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Securities; provided that none of the Ladder Parties shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h)            Earning Statement. The Ladder Parties will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement (which may be satisfied by filing with the Commission’s EDGAR system).

(i)             Clear Market. During the period from the date hereof and continuing to and including the Closing Date each of the Ladder Parties will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by any of the Ladder Parties and having a tenor of more than one year. Notwithstanding the foregoing, the Ladder Parties and their subsidiaries may offer, sell, contract to sell or otherwise dispose of Permitted Funding Indebtedness (as defined in the Indenture) without the prior written consent of the Representatives during such period.

(j)             Use of Proceeds. The Issuers will apply the net proceeds from the sale of the Securities as described in each of the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of Proceeds.”

(k)             DTC. The Ladder Parties will assist the Underwriters in arranging for the Securities to be eligible for clearance and settlement through DTC.

(l)             No Stabilization. Neither the Ladder Parties nor, to the Ladder Parties’ actual knowledge, any of their respective affiliates, will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of the Securities.

(m)           ERISA. The Ladder Parties will use reasonable best efforts to conduct their operations to limit participation in each of the Ladder Parties by “Benefit Plan Investors” so that such participation is not “significant,” (as such terms are defined in 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA) or to otherwise avoid holding “plan assets” within the meaning of 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA.

(n)            Investment Company Act. None of the Ladder Parties nor any of their subsidiaries will invest or otherwise use the proceeds received from the offering and sale of the Securities in such a manner as would require any of them to register as an investment company under the Investment Company Act.

(o)            Record Retention. The Ladder Parties will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

5.              Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a)            It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Ladder Parties and not incorporated by reference into the Registration Statement and any press release issued by the Ladder Parties) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Ladder Parties in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”). Notwithstanding the foregoing, the Underwriters may use the Pricing Term Sheet referred to in Annex B hereto without the consent of the Ladder Parties.

(b)            It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Ladder Parties if any such proceeding against it is initiated during the Prospectus Delivery Period).

6.              Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by each of the Ladder Parties of their respective covenants and other obligations hereunder and to the following additional conditions:

(a)            Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests (if any) by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b)            Representations and Warranties. The representations and warranties of the Ladder Parties contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Ladder Parties and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c)            No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by any of the Ladder Parties or any of their subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by any of the Ladder Parties or any of their subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d)            No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e)            Chief Financial Officer’s Certificate. The Representatives shall have received, on each of the date hereof and the Closing Date, certificates of the Chief Financial Officer of the Ladder Parties, substantially in the form of Annex C hereto.

(f)             Officer’s Certificate. The Representatives shall have received on and as of the Closing Date a certificate of an executive officer of each of the Ladder Parties who has specific knowledge of such entity’s financial matters and is satisfactory to the Representatives (i) confirming that such officer has carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the knowledge of such officer, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Ladder Parties in this Agreement are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) and that the Ladder Parties have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(g)            Comfort Letters. On the date of this Agreement and on the Closing Date, Ernst & Young LLP shall have furnished to the Representatives, at the request of the Guarantor and/or the Issuers, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(h)            Opinion and 10b-5 Statement of Counsel for the Ladder Parties. Kirkland & Ellis LLP, counsel for the Ladder Parties, shall have furnished to the Representatives, at the request of the Ladder Parties, their written opinion and 10b-5 statement, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(i)             Tax Opinion of Counsel for the Ladder Parties. Kirkland & Ellis LLP, tax counsel for the Ladder Parties, shall have furnished to the Representatives, at the request of the Ladder Parties, their written tax opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(j)             Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date an opinion and 10b-5 statement, addressed to the Underwriters, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(k)            No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(l)             Good Standing. The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Ladder Parties in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(m)          DTC. The Securities shall be eligible for clearance and settlement through DTC.

(n)            Indenture and Securities. The Indenture shall have been duly executed and delivered by a duly authorized officer of each of the Ladder Parties and the Trustee, and the Securities shall have been duly executed and delivered by a duly authorized officer of each of the Issuers and duly authenticated by the Trustee.

(o)            Additional Documents. On or prior to the Closing Date, the Ladder Parties shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.              Indemnification and Contribution.

(a)            Indemnification of the Underwriters. The Ladder Parties jointly and severally agree to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, the investor presentation, dated June 2025, used in connection with the pre-marketing of the Notes, or any Time of Sale Information or (ii) any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Ladder Parties in writing by or on behalf of such Underwriter through the Representatives expressly for use therein.

(b)            Indemnification of the Ladder Parties. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each of the Ladder Parties, each of their respective directors and officers who signed the Registration Statement and each person, if any, who controls the Ladder Parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Ladder Parties in writing by or on behalf of such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information consists of the following paragraphs in the Preliminary Prospectus and the Prospectus: (x) first and second sentences of the fifth paragraph, (y) the third sentence of the seventh paragraph and (z) the ninth and tenth paragraphs, in each case, under the caption “Underwriting.”

(c)            Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and the Indemnified Person shall have reasonably concluded that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such reasonable fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Ladder Parties, their respective directors and officers who signed the Registration Statement and any control persons of the Ladder Parties shall be designated in writing by the Ladder Parties. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for reasonable fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)            Contribution. If the indemnification provided for in paragraph (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Ladder Parties on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Ladder Parties on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Ladder Parties on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Ladder Parties from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Ladder Parties on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Ladder Parties or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)            Limitation on Liability. The Ladder Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)             Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8.              Effectiveness of Agreement. This Agreement shall become effective as of the date first written above.

9.              Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the NASDAQ Stock Market or in the over-the-counter market; (ii) trading of any securities issued or guaranteed by each of the Ladder Parties shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

10.            Defaulting Underwriter.

(a)            If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Issuers on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Issuers shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Issuers may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Issuers or counsel for the Underwriters may be necessary in the Registration Statement, the Time of Sale Information and the Prospectus or in any other document or arrangement, and the Issuers agree to promptly prepare any amendment or supplement to the Registration Statement, the Time of Sale Information and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b)            If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Issuers as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Issuers shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)            If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Issuers as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Issuers shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Ladder Parties, except that the Ladder Parties will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)            Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Ladder Parties or any non-defaulting Underwriter for damages caused by its default.

11.            Payment of Expenses.

(a)            Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Ladder Parties jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including, without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act, as applicable, of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Ladder Parties’ counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all applicable expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the Financial Industry Regulatory Authority, Inc. (“FINRA”) and any fees and expenses of counsel to the Underwriters related to FINRA matters in connection with this offering, and the approval of the Securities for book-entry transfer by DTC; and (ix) all expenses incurred by the Ladder Parties in connection with any “road show” presentation to potential investors; provided that the fees and expenses of counsel to the Underwriters under clauses (v) and (viii) of this Section 11(a) shall not exceed $30,000.

(b)            If (i) this Agreement is terminated pursuant to Section 9, (ii) the Issuers for any reason fail to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Ladder Parties jointly and severally agree to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12.            Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any controlling persons referred to herein, and the affiliates, officers and directors of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13.            Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Ladder Parties and the Underwriters contained in this Agreement or made by or on behalf of the Ladder Parties or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Ladder Parties or the Underwriters.

14.            Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

15.            Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Ladder Parties, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16.            Miscellaneous.

(a)            Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

(b)            Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o BofA Securities, Inc., 114 West 47th Street, NY8-114-07-01, New York, NY  10036, Fax:  212-901-7881, Attention:  High Grade Debt Capital Markets Transaction Management/Legal; J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (Fax: (212) 834-6081); Attention: Investment Grade Syndicate Desk; SG Americas Securities, LLC, 245 Park Avenue, New York, NY 10167 (Tel: +1 212-278-7631, Fax: +1 212-278-6803), Attention: High Grade Syndicate Desk; and Wells Fargo Securities, LLC, 550 South Tryon St., 5th Floor, Charlotte, NC 28202, Attention: Transaction Management (Email: [***]). Notices to the Ladder Parties shall be given to them at Ladder Capital Corp, Ladder Capital Finance Holdings LLLP, Ladder Capital Finance Corporation, 320 Park Avenue, 15th Floor, New York, New York, 10022; Attention: Paul Miceli (Email: [***]) and Kelly Porcella (Email: [***]).

(c)            Governing Law. The illegality, invalidity or unenforceability of any provision of this Agreement under the laws of any jurisdiction shall not affect its legality, validity or enforceability under the laws of any other jurisdiction, nor the legality, validity or enforceability of any other provision. The Ladder Parties and each of the Underwriters agree that any suit or proceeding arising in respect of this Agreement or the Underwriters’ engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Ladder Parties and the Underwriters agree to submit to the jurisdiction of, and to venue in, such courts. THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT, TORT OR STATUTE) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT (INCLUDING ANY CLAIM OR CAUSE OF ACTION BASED UPON, ARISING OUT OF OR RELATED TO ANY REPRESENTATION OR WARRANTY MADE IN OR IN CONNECTION WITH THIS AGREEMENT OR AS AN INDUCEMENT TO ENTER INTO THIS AGREEMENT), SHALL BE GOVERNED BY, AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY LAWS, RULES OR PROVISIONS OF THE STATE OF NEW YORK THAT WOULD CAUSE THE APPLICATION OF THE LAWS RULES OR PROVISIONS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

(d)            Waiver of Jury Trial. THE LADDER PARTIES AND EACH OF THE UNDERWRITERS HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(e)            Recognition of the U.S. Special Resolution Regimes.

(i) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 16(f):

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)            a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)           a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)          a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act, as amended, and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended, and the regulations promulgated thereunder.

(f)             Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

(g)            Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(h)            Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[The Remainder of this Page Intentionally Left Blank; Signature Page Follows]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

Ladder Capital Finance Holdings LLLP

By	/s/ Paul Miceli
Name: Paul Miceli
Title: Authorized Person

Ladder Capital Finance Corporation

By	/s/ Paul Miceli
Name: Paul Miceli
Title: Chief Financial Officer

Ladder Capital Corp

By	/s/ Paul Miceli
Name: Paul Miceli
Title: Chief Financial Officer

Accepted: As of the date first written above

BOFA SECURITIES, INC.

J.P. MORGAN SECURITIES LLC

SG AMERICAS SECURITIES, LLC

WELLS FARGO SECURITIES, LLC

Each For itself and on behalf of the

several Underwriters listed

in Schedule 1 hereto.

BOFA SECURITIES, INC.

By:	/s/ Shawn Cepeda
Name: Shawn Cepeda
Title: Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Som Bhattacharyya
Name: Som Bhattacharyya
Title: Executive Director

SG AMERICAS SECURITIES, LLC

By:	/s/ Michael Shapiro
Name: Michael Shapiro
Title: Head of Debt Capital Markets

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Managing Director

Schedule 1

Underwriter	Principal Amount
J.P. Morgan Securities LLC	$77,625,000
Wells Fargo Securities, LLC	$71,588,000
BofA Securities, Inc.	$65,900,000
SG Americas Securities, LLC	$65,900,000
M&T Securities, Inc.	$48,663,000
Barclays Capital Inc.	$36,500,000
Citigroup Global Markets Inc.	$36,500,000
Raymond James & Associates, Inc.	$36,500,000
U.S. Bancorp Investments, Inc.	$36,500,000
Deutsche Bank Securities Inc.	$24,324,000
Total	$500,000,000

Annex A

Time of Sale Information

•	Pricing Term Sheet, dated June 24, 2025, substantially in the form of Annex B.

Annex B

Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement Nos. 333-288227, 333-288227-01 and 333-288227-02

Ladder Capital Finance Holdings LLLP

Ladder capital finance corporation

$500,000,000 5.500% Senior Notes due 2030

Fully and unconditionally guaranteed by ladder capital corp

Pricing Term Sheet

The following information, which should be read in conjunction with the Preliminary Prospectus Supplement dated June 24, 2025 (the “Preliminary Prospectus Supplement”), supplements, and to the extent it is inconsistent with replaces, the information set forth in the Preliminary Prospectus Supplement.

Issuers:	Ladder Capital Finance Holdings LLLP Ladder Capital Finance Corporation
Guarantor:	Ladder Capital Corp
Aggregate Principal Amount:	$500,000,000
Stated Maturity:	August 1, 2030
Coupon:	5.500%
Public Offering Price:	99.858% of the principal amount
Yield to Maturity:	5.531%
Benchmark Treasury:	4.000% due May 31, 2030
Spread to Benchmark Treasury:	T+167 bps
Benchmark Treasury Price / Yield:	100-19 ¾ / 3.861%
Interest Payment Dates:	February 1 and August 1, commencing February 1, 2026
Optional Redemption Provisions:	Prior to July 1, 2030 (1 month prior to the stated maturity date of the notes), “make-whole” call at Treasury Rate plus 30 basis points
On or after July 1, 2030 (1 month prior to the stated maturity date of the notes), par call
Trade Date:	June 24, 2025
Settlement Date*:	T+7; July 3, 2025
CUSIP / ISIN:	505742AS5 / US505742AS58
Expected Ratings**:	[***]
Minimum Denomination:	$2,000 and integral multiples of $1,000 in excess thereof
Joint Book-Running Managers:

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

BofA Securities, Inc.

SG Americas Securities, LLC

M&T Securities, Inc.

Barclays Capital Inc.

Citigroup Global Markets Inc.

Raymond James & Associates, Inc.

U.S. Bancorp Investments, Inc.

Co-Manager:	Deutsche Bank Securities Inc.

* It is expected that delivery of the notes will be made, against payment for the notes, on or about July 3, 2025, which will be the seventh business day following the date hereof (such settlement cycle being referred to as “T+7”). Under Rule 15c6-1 under the Exchange Act, purchases or sales of securities in the secondary market generally are required to settle within one business day (T+1) unless the parties to any such transactions expressly agree otherwise. Accordingly, purchasers of notes who wish to trade the notes prior to the business day preceding their date of delivery will be required, because the notes initially will settle in T+7, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

**Note: A securities rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time.

The issuers and the guarantor have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the related Preliminary Prospectus Supplement and other documents the issuers and the guarantor have filed with the SEC for more complete information about the issuers and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuers, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling BofA Securities, Inc. at 1-800-294-1322; J.P. Morgan Securities LLC at 212-834-4533; SG Americas Securities, LLC at 1-855-881-2108; or Wells Fargo Securities, LLC at 1-800-645-3751 (all toll-free). This information does not purport to be a complete description of these securities or the offering. Please refer to the Preliminary Prospectus Supplement for a complete description of the securities. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another electronic system.

Annex C

Ladder Capital Finance Holdings LLLP
Ladder Capital Finance Corporation

LADDER CAPITAL CORP

CHIEF FINANCIAL OFFICER’S CERTIFICATE

[●], 2025

The undersigned, the Chief Financial Officer of the Ladder Parties (as defined below) (or the series thereof, as applicable), pursuant to Section 6(e) of the Underwriting Agreement, dated as of June 24, 2025 (the “Underwriting Agreement”), by and among Ladder Capital Finance Holdings LLLP (the “Company”), Ladder Capital Finance Corporation (the “Co-Issuer” and, together with the Company, the “Issuers”) and Ladder Capital Corp, as guarantor (the “Guarantor” and, together with the Issuers, the “Ladder Parties”), on the one hand, and BofA Securities, Inc., J.P. Morgan Securities LLC, SG Americas Securities, LLC and Wells Fargo Securities, LLC, on the other, as representatives (the “Representatives”) of the several underwriters listed on Schedule 1 thereto (the “Underwriters”), providing for the sale to the Underwriters by the Issuers of $500,000,000 aggregate principal amount of the Issuer’s 5.500% Senior Notes due 2030 (the “Notes”), hereby certifies that he is authorized to execute this certificate (the “Certificate”) in the name and on behalf of the Ladder Parties. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Underwriting Agreement.

The undersigned also hereby certifies, in his capacity as Chief Financial Officer of the Ladder Parties and not in any individual capacity, as follows:

(1) I have overseen the preparation of the financial and other data circled on the attached Exhibit A (the “Covered Information”), which is included in the Registration Statement, the Time of Sale Information and the Prospectus; (2) in connection with the compilation of the Covered Information, I have made such review and inquiries as I have deemed necessary to confirm the accuracy and completeness of such data; and (3) in the course of such reviews and inquiries, nothing has come to my attention that has caused me to believe that the Covered Information is not accurately derived from the Ladder Parties’ accounting books, the Ladder Parties’ records or from reliable third-party sources, or that such Covered Information does not fairly and accurately state the information presented therein in all material respects.

This Certificate is being furnished to the Underwriters to assist them in conducting their investigation of the Ladder Parties in connection with the offering of the Notes. Each of Kirkland & Ellis LLP, counsel to the Ladder Parties, and Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Underwriters, is entitled to rely on this Certificate in connection with the opinions that each firm is rendering pursuant to Sections 6(h), 6(i) and 6(j), respectively, of the Underwriting Agreement.

IN WITNESS WHEREOF, the undersigned has hereto signed his name as of the date first above written.

Ladder Capital Finance Holdings LLLP

By:
Name:
Title:

Ladder Capital Finance Corporation

By:
Name:
Title:

Ladder Capital Corp

By:
Name:
Title:

Exhibit A